EXHIBIT 10.3

SECURED CONVERTIBLE PROMISSORY NOTE MODIFICATION AGREEMENT

THIS SECURED PROMISSORY NOTE MODIFICATION AGREEMENT (“Modification”) is made and entered into on December 21, 2022 by and among Odyssey Semiconductor Technologies, Inc., a Delaware Corporation with offices at 9 Brown Road, Ithaca, NY 14850 (the “Company”) and Nina and John Edmunds 1998 Family Trust dated January 27, 1998 (the “Holder”).

WHEREAS, Holder loaned Company the sum of One Million Two Hundred and Fifty Thousand and 00/100 Dollars ($1,250,000.00) (“Loan”), which Loan was evidenced by a certain Convertible Secured Promissory Note (the “Note”) (the said Note and any other instrument or document given in connection with or to secure the Loan being collectively referred to as “Loan Documents”).

WHEREAS, the parties hereto desire to modify the Note as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing promises and the covenants contained herein, the parties hereto agree as follows:

 1.       Modification.  The Note is hereby modified as follows:

(a)       The term “Maturity Date” is hereby modified to mean the earlier of (i) the date upon which the Note is converted into equity securities as set forth in the Note, or June 30, 2025.

(b)       The term “Financing Event” as defined in Section 3.1(f) of the Note is hereby revised to read as follows: “Financing Event” shall mean the earlier of (i) a public offering by the Company of its Common Stock with aggregate gross proceeds of at least $5 million; or (ii) the listing of the Company’s Common Stock on a National Securities Exchange, as such term is defined under the Exchange Act.

2.       Ratification of Loan Documents.  The Loan Documents are in all respects ratified and confirmed by the parties hereto and incorporated by reference herein, and each of the Loan Documents and this Modification shall be read, taken and construed as one and the same instrument. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Note. In the event of any conflict between the terms and provisions of this Modification and the terms and provisions of the Note, the terms and provisions of this Modification shall control.

3.       Governing Law. This Modification will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

IN WITNESS WHEREOF, the Company and Holder have each caused this Modification to be signed in its name by an authorized officer as of the date first set forth above.

HOLDER	ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

By:	By:
Name:	Name:	Mark Davidson
Title:	Title:	Chief Executive Officer